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                                                                     EXHIBIT 4.2

                                 Sempra Energy

                         FORM OF OFFICER'S CERTIFICATE
              (Pursuant to Sections 201 and 301 of the Indenture)

Dated: February __, 2000

          The undersigned, Charles A. McMonagle, Vice President and Treasurer of Sempra Energy, and Gary Kyle, Assistant Secretary of Sempra Energy, a California corporation (the "Company"), hereby certify as follows:

          The undersigned, having read the appropriate provisions of the Indenture dated as of February 23, 2000 (the "Indenture") between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the offering of $500,000 of the Company's 7.95% Notes due 2010 (the "Notes") and the form of certificate evidencing the Notes
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have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (1) the terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on April 6, 1999 and January 25, 2000 (the "Resolutions") and such terms are as set forth in Annex I hereto, (2) the form of certificate evidencing the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto, (3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect on the date hereof, are attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the execution, authentication and delivery of the Notes, have been complied with.

          This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

          Latham & Watkins and Brown & Wood llp are entitled to rely on this certificate in connection with the respective opinions the firms are rendering pursuant to the Underwriting Agreement.

                            (Signature Page Follows)

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          IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

                              ________________________________
                              Charles A. McMonagle
                              Vice President and Treasurer


                              ________________________________
                              Gary Kyle
                              Assistant Secretary

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                                    ANNEX I

          Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers' Certificate of which this Annex I constitutes a part.

(1) The Securities of the series established hereby shall be known and designated as the "7.95% Notes due 2010."

     (2) The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $500,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 304, 305, 306, 906 or 1106 of the Indenture. However, such series may be re-opened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities have the same form and terms (other than date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1302 and 1303, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

     (3) The Securities of such series are to be issuable only as Registered Securities without coupons. The Securities of such series shall be issued in book-entry form and represented by one or more global Securities of such series (the "Global Securities"), the initial depositary (the "Depositary") for the Global Securities shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form may be issued in exchange for Global Securities under the circumstances contemplated by
Section 305 of the Indenture.

     (4) The Securities of such series shall be sold by the Company to the several underwriters (the "Underwriters") named in Schedule I to the Pricing Agreement dated February 17, 2000 between the Company and the Underwriters (the "Pricing Agreement") with the Company, at a price equal to 99.088% of the principal amount thereof and the initial price to public of the Securities of such series shall be 99.738% of the principal amount thereof, and underwriting discounts and commissions shall be 0.650% of the principal amount of such Securities.

     (5) The Stated Maturity of the Securities of such series on which the principal thereof is due and payable shall be March 1, 2010.

     (6) The principal of the Securities of such series shall bear interest at the rate of 7.95% per annum from February 23, 2000 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on March 1 and September 1 (each, an

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"Interest Payment Date") of each year, commencing September 1, 2000. Interest on the Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months. No Additional Amounts shall be payable on the Securities of such series.

     (7) The Securities of such series are redeemable, as a whole or from time to time in part, at the option of the Company and in the form of Security which appears as Annex II to this Officers' Certificate. The redemption price for the notes to be redeemed on any redemption date will be equal to the greater of the following amounts:

     . 100% of the principal amount of the notes being redeemed on the redemption date; or

     . the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates failing on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Company will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If the Company elects to redeem all or a portion of the notes, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

     (8) The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

     (9) The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Securities of such series.

     (10) The Company hereby appoints the Trustee, acting through its agency, U.S. Bank Trust National Association in the Borough of Manhattan, The City of New York, as the Company's agent for the purposes specified in Section 1002 of the Indenture; provided,

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however, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its office or agency in the Borough of Manhattan, The City of New York designated for such purposes and may from time to time designate one or more other offices or agencies for such purposes and may from time to time rescind such designation, so long as the Company shall at all times maintain an office or agency for such purposes in the Borough of Manhattan, The City of New York.

     (11) The Securities of such series shall be issued in denominations of $1,000 and integral multiples of $1,000.

     (12) The principal of, premium, if any, and interest on the Securities of such series shall be payable in U.S. Dollars.

     (13) Section 1302 of the Indenture shall apply to the Securities of such series, provided that the Company may effect defeasance pursuant to Section 1302 only with respect to all (and not less than all) of the Outstanding Securities of such series and (ii) the only covenants which, for purposes of the Securities of such series. Covenant Defeasanse will not apply to the Notes.

     (14) The Securities of such series shall not be convertible into or exchangeable for other securities.

     (15) As used herein, the following terms have the meanings set forth below:

               "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

     (16) Anything in the Indenture or the Securities of such series to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on the Global Securities shall be made by wire transfer to the Depositary.

     (17) To the extent that any provision of the Indenture or the Securities of such series provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Securities of such Series, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Securities of such Series.

     (18) The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex II to

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this Officers' Certificate, all of which terms and provisions are incorporated by reference in and made a part of this Annex I as if set forth in full herein.

     (19) As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to "premium" on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

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                                   ANNEX II
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                   Form of Certificate Evidencing the Notes

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